EXHIBIT 10.25

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”)is made as of the 4th day of April, 2006, by and between Radnor Holdings Corporation (the “Company”), a Delaware corporation, and Michael T. Kennedy (the “Buyer”).

Recitals:

The Company wishes to sell to the Buyer, and the Buyer wishes to purchase from the Company, 50 shares of the Company’s Series B Convertible Preferred Stock, in accordance with the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Purchase and Sale.

(a) Number of Shares. On the date hereof the Company is selling to the Buyer, and the Buyer is purchasing from the Company, 50 shares of the Company’s Series B Convertible Preferred Stock. The shares being purchased and sold pursuant to this Agreement are hereinafter sometimes referred to individually as a “Share” and collectively as the “Shares.”

(b) Purchase Price. The purchase price for the Shares being purchased hereunder is $20,000 per Share, an aggregate of $1,000,000.

2. Representations and Warranties of the Company. The Company represents and warrants to the Buyer as follows:

(a) Validity of Issuance. The Shares being sold by the Company hereunder have been duly authorized, and, upon the issuance of such Shares to the Buyer in accordance with the terms and provisions of this Agreement, the Shares will be validly issued, fully paid and nonassessable.

(b) Organization. The Company (i) is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation, and (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged.

(c) Authority. The Company has the corporate power to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by the Company.

(d) No Consent Required. No authorization, consent or approval of, or exemption by, any governmental or public body or authority is required to authorize, or is required in connection with, the execution, delivery and performance of any of this Agreement, or the taking of any action contemplated hereby, by the Company, except those that have been obtained or are available.

(c) No Violation. Neither the execution and delivery of this Agreement, nor compliance with any of the terms and provisions hereof, nor the consummation of any of the transactions herein contemplated will: (i) violate any law, regulation, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality applicable to the Company, or (ii) conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument, to which the Company is a party or by which it may be bound or to which it may be subject, or (iii) violate any provision of any of the organizational documents of the Company.

3. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Company as follows:

(a) No Registration of the Shares. The Buyer understands that: (i) the Shares are being sold to the Buyer under certain exemptions from the registration provisions of the Securities Act of 1933 (the “Securities Act”); (ii) the Buyer is purchasing such Shares without being furnished any offering literature or prospectus; and (iii) the sale of the Shares has not been examined by the Securities and Exchange Commission or by any agency charged with the administration of the securities laws of any state or other jurisdiction. The Buyer represents and warrants that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision with respect thereto. The Buyer understands that the Company is relying on the truth and accuracy of the representations, declarations and warranties made herein by the Buyer in selling the Shares hereunder without having first registered such Shares under the Securities Act or under the securities laws of any state or other jurisdiction.

(b) Investment Intent. The Buyer confirms that: (i) he understands that there are substantial restrictions on the transferability of the Shares and, accordingly, it may not be possible for him to liquidate his investment in the Shares in case of emergency; and (ii) he is able to bear the economic risk of this investment in the Shares, to hold the Shares for an indefinite period of time, and currently to afford a complete loss of this investment. The Shares being acquired by the Buyer hereunder are being acquired in good faith solely for his own personal account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof. The Buyer does not have any contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the Shares being acquired hereunder, or any part thereof, and has no current plan to enter into any such contract, undertaking, agreement or arrangement. The Buyer understands that the legal consequences of the foregoing representations and warranties are that he must bear the economic risk of this investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act.

(c) Decision to Invest. The Buyer confirms that, in making his decision to invest in the Shares, he has relied solely upon independent investigations made by him or his representatives and advisors, and that he and such representatives and advisors have been given the opportunity to ask questions of, and to receive answers from, management of the Company with respect to the Company and the Company’s Series B Convertible Preferred Stock.

(d) Authority. The Buyer has the power to execute, deliver and carry out the terms and provisions of this Agreement.

(e) No Consent Required. No authorization, consent or approval of, or exemption by, any governmental or public body or authority is required to authorize, or is required in connection with, the execution, delivery and performance of any of this Agreement, or the taking of any action contemplated hereby, by the Buyer, except those that have been obtained or are available.

4. Restrictive Legend. Each certificate for the Shares, and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

5. Miscellaneous.

(a) Choice of Law. This Agreement shall be construed and enforced in accordance with and pursuant to the laws of the Commonwealth of Pennsylvania.

(b) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, personal representatives and assigns.

(c) Notices. All notices, requests or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person; sent by overnight courier, charges prepaid; or mailed by certified or registered mail, postage prepaid, to the address of the respective party set forth below:

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If to the Buyer:

Michael T. Kennedy

__________________

__________________

If to the Company:

Radnor Holdings Corporation

Radnor Financial Center, Suite 300

150 Radnor Chester Road

Radnor, Pennsylvania

Attention: Chief Financial Officer

(d) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement, and all of which shall constitute one Agreement to be effective as of the date of this Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto executed this Agreement the day and year first above written.

RADNOR HOLDINGS CORPORATION

By:	/s/ R. Radcliffe Hastings
Name:	R. Radcliffe Hastings
Title:	Executive Vice President

/s/ Michael T. Kennedy
Michael T. Kennedy

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